                                                                 EXHIBIT 10.8 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        SEVERANCE/NON-COMPETE AGREEMENT

     THIS SEVERANCE/NON-COMPETE AGREEMENT (the "Agreement") is made and entered
into this        day of             , 1994, by and between KMF Associates,
Inc.("KMF"), and its shareholders Jeffrey M. Fine, Melvin E. Levinson and Stuart
R. Kaufman (each, a "Shareholder" and, collectively, the "Shareholders"), and HealthInfusion, Inc., a Florida corporation (the "Company"); and

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger dated as of February 6, 1994 (as amended, the Merger Agreement"), by and among Coram Healthcare Corporation, a Delaware corporation (formerly "CHM Holding Corporation")("Coram"), T2 Medical, Inc., a Delaware corporation ("T2"), Curaflex Health Services, Inc., a Delaware corporation ("CHS"), the Company, Medisys, Inc., a Delaware corporation ("MI"), T2 Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("T2 Sub"), CHS Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("CHS Sub"), HII Acquisition Company, a Florida corporation and wholly owned subsidiary of Coram ("HII Sub"), and MI Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("MI Sub"), pursuant to which, among other things, T2 Sub, CHS Sub, HII Sub and MI Sub will merge with and into T2, CHS, the Company and MI, respectively, and T2, CHS, the Company and MI will thereby become wholly owned subsidiaries of Coram (the "Merger"); and

     WHEREAS, the Shareholders are founders and directors of the Company and KMF is a consultant to the Company pursuant to a consulting agreement between KMF and the Company (the "Consulting Agreement"); and

     WHEREAS, pursuant to the terms of the Merger Agreement, the Company has agreed to cause KMF and the Shareholders to amend the Consulting Agreement so that it will terminate upon consummation of the Merger and payment to KMF of the severance and non-compete payments set forth herein and to cause each of the Shareholders to resign as a director of the Company upon consummation of the Merger.

     NOW THEREFORE, in consideration of the foregoing premises, the sums set forth herein, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and each of the Company, KMF and the Shareholders intending to be legally bound hereby agree as follows:

     1. Non-Disclosure. KMF and each of the Shareholders will hold in strictest confidence and shall not disclose to any person or entity without the express prior authorization of the Company and Coram any non-public proprietary information, which may include but is not limited to non-public: financial information, financial statements of the Company or any subsidiary or parent company of the Company, marketing data, technique, process formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists or customer sources), marketing information relating to the products, services, customers, sales or business affairs of the Company or any subsidiary or parent company of the Company, including, without limitation, any information relating to any business opportunity made by or to the Company or any such subsidiary or parent company relating to protected services or any other line of business in which the Company or any subsidiary of the Company is currently engaged. Each of KMF and each Shareholder agrees that it or he will not make use of any of the above at any time after termination of employment. Upon termination of employment, KMF and each Shareholder shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories of KMF or such Shareholder containing any such information concerning the Company or any subsidiaries or parent company of the Company.

     2. Severance Non-Compete Payments. The Company shall pay or shall cause Coram to pay to KMF within ten (10) days after consummation of the Merger a lump sum payment in the amount of One Million Nine Hundred Eighty Thousand Dollars ($1,980,000); provided, however, that such payment shall not be

                                      (112)
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made on the last day of employer's fiscal year, but shall be made within the ten
(10) day time requirement set forth herein. Said payment shall be by a Form 1099 and is comprised in part of severance calculated based on reasonable compensation for services by KMF prior to the change of control from the Company to Coram, which severance payment is in the sum of $1,000,000, as well as comprised in part of consideration for the post-termination restrictive covenant imposed upon KMF and the Shareholders in this Agreement, which post-termination restrictive covenant payment is in the sum of $980,000. The timing of the payment of any such amounts shall be subject to postponement to the extent that payment of any such amount in the taxable year in which it was originally scheduled to be paid results in a disallowance of a deduction for any such amount pursuant to either Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as determined by the Internal Revenue Service. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either
Section 162(m) or 280G of the Code; provided, however, that (i) if a dispute arises as to the payment of the postponed payments to KMF, the prevailing party shall be entitled to receive attorneys' fees and related costs, and (ii) all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of KMF in such a way that the amounts so transferred are not taxable to such person or deductible by the Company or Coram until payment from such vehicle to such person is made. In the event a payment has been made to KMF, but then disallowed as a reduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to KMF shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan.

     3. Termination of Other Agreements. Upon the execution of this Agreement and payment of the severance and non-compete payments set forth in Section II above, all other consulting, employment, severance, non-compete and other similar agreements between KMF and the Company and/or any subsidiary or parent company of the Company and between KMF and the Company, including, without limitation, the Consulting Agreement, and between any Shareholder and the Company and/or any subsidiary or parent company of the Company shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein other than those already accrued but yet unpaid as of the date of this Agreement.

     4. Satisfaction of Applicable Provisions of Merger Agreement. Each of the Company, KMF and the Shareholders hereby represents, acknowledges and agrees that termination of such agreements, payment of the severance and non-competition payments set forth in Section II above and any already accrued but yet unpaid amounts referred to in Section III above and the resignation of each of the Shareholders as a director of the Company pursuant to Section V below, together with the corresponding actions of the other two principals of KMF, shall constitute satisfaction of the terms and conditions set forth in the subsection entitled "CONSULTANT" under Section I of Exhibit 2.7 to the Merger Agreement.

     5. Resignation as a Director of the Company. Each Shareholder hereby represents, acknowledges and agrees that, effective upon consummation of the Merger and payment of the severance and non-compete payments set forth in
Section II and of any accrued but yet unpaid amounts referred to in Section III above, such Shareholder shall resign as a director of the Company. Each Shareholder agrees to prepare and execute such further documentation as the Company may reasonably request to further evidence such resignation or as may be required pursuant to the terms and provisions of the Company's Articles of Incorporation or Bylaws.

     6. Restrictive Covenant. Each of KMF and each Shareholder agrees that it or he will not for a 24 month period following the date of the consummation of the Merger, either directly or indirectly, for itself or himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (whether as an individual, officer, director, partner, agent, security holder, creditor, or consultant):

          (a) Engage in any line of business in which the Company or any subsidiary of the Company is currently engaged which lines of business as of the date hereof are the following: the sale and delivery of infusion chemotherapy, intravenous antibiotic therapy, infusion analgesia therapy, infusion hydration therapy, other infusion therapeutic and infusion nutritional care to patients in homes and other non-

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     hospital environments, acute dialysis and clinical drug research networks;
     provided, however, that (i) any Shareholder may hold and continue to hold company securities or, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any securities exchange or are regularly quoted in the over-the-counter market, so long as such Shareholder does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such company which is within the scope of this restriction and (ii) any Shareholder may engage in any managed care services business other than any managed care services business relating to intravenous therapy.

          (b) All restrictions under this Section VI of this Agreement are subject to the payment by the Company and the receipt of the full restrictive covenant and severance payments by the Individual in the sums set forth in Section II above and of any already accrued but yet unpaid amounts referred to in Section III above.

     7. Injunctive Relief. The parties hereto hereby acknowledge and agree that a breach by KMF or any Shareholder of any of the covenants contained in Section I or Section VI of this Agreement may cause irreparable damage and harm to the Company, and that monetary damages may not be an adequate remedy for any such breach or may be virtually impossible to ascertain. Therefore, the parties hereto agree that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in said Sections of this Agreement by KMF or any Shareholders or any of its or his affiliates, associates, partners, or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to any other remedies available to the Company.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, when sent by facsimile transmission with acknowledgement of good transmission received, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company:

                    HealthInfusion, Inc.
                    5200 Blue Lagoon Drive
                    Suite 200
                    Miami, Florida 33126
                    Attn: President

               If to KMF:

                    KMF Associates, Inc.
                    5200 Blue Lagoon Drive
                    Suite 250
                    Miami, Florida 33126

               If to the Shareholders:

                    Jeffrey M. Fine
                    5200 Blue Lagoon Drive
                    Suite 250
                    Miami, Florida 33126

                                      (114)
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Melvin E. Levinson, M.D.
5200 Blue Lagoon Drive
Suite 250
Miami, Florida 33126

Stuart R. Kaufman
5200 Blue Lagoon Drive
Suite 250
Miami, Florida 33126

or to such other addresses as either party hereto may from time to time give notice of to the other party in the aforesaid manner.

     9. Miscellaneous.

     (a) This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company, without the consent of KMF or the Shareholders, may assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity and of the voting control is owned, directly or indirectly, by or is under common ownership with, the Company, or (iii) that is the parent company of the Company.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     (c) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or which have not been terminated hereby.

     (d) The Company may withhold from any payment payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     (e) No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     (f) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to a specific term or condition for the future or as to any act other than that specifically waived.

     (g) To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably covered. Each of the Company, KMF and the Shareholders acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be given construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (h) This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                                      (115)
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     (i) Caption and section headings used herein are for convenience of reference only and are not a part of this Agreement and shall not be used in construing the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                          COMPANY:

                                          HEALTHINFUSION, INC.

                                          By:
                                              --------------------------------
                                               Miles E. Gilman, President and
                                                  Chief Executive Officer

                                          KMF:

                                          KMF ASSOCIATES, INC.

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                          SHAREHOLDERS:

                                              --------------------------------
                                                     Jeffrey M. Fine

                                              --------------------------------
                                                 Melvin E. Levinson, M.D.

                                              --------------------------------
                                                    Stuart R. Kaufman

                                      (116)
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                            GUARANTY OF PERFORMANCE

     CORAM HEALTHCARE CORPORATION, a Delaware corporation, as the parent corporation of the Company, hereby acknowledges and agrees to all of the terms and conditions of the foregoing Severance/Non-Compete Agreement and does hereby guaranty the full and prompt performance by the Company of its obligations under the foregoing Severance/Non-Compete Agreement.

                                          CORAM HEALTHCARE CORPORATION

                                          By:
                                              --------------------------------
                                               James M. Sweeney, Chairman and
                                                  Chief Executive Officer

                                      (117)